DATED________________________________________2001


                         AUTHORISZOR INC                               (1)

                         and

                         GARCIA HANSON AND BRIAN EDMONDSON             (2)










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                                   DEED OF MORTGAGE

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                                [GRAPHIC OMITTED]


                                  21 York Place
                                      Leeds
                                     LS1 2EX

                               Tel: 0113 245 2833
                               Fax: 0113 246 7326



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THIS DEED OF MORTGAGE is made

BETWEEN:

(1) AUTHORISZOR INC of One Van de Graaf Drive Suite 502 Burlington MA 01803 USA ("the Company"); and

(2) GARCIA HANSON of 38 St James Road Ilkley West Yorkshire LS29 9PY ("Mr Hanson") and BRIAN EDMONDSON of Rosedean 86 Ecclesfield Road Chapeltown Sheffield South Yorkshire S35 1TE ("Mr Edmondson") (Mr Hanson and Mr Edmondson are together referred to as "the Mortgagees" and the expression "Mortgagee" shall refer to one of them).

1        WHEREAS:

         Pursuant to the terms of the Subscription Agreement the Company has agreed to execute and deliver to the Mortgagees this deed of mortgage.

NOW IT IS AGREED as follows:

1        Definitions and Interpretation

1.1      Definitions

In this deed, the following expressions shall have the following meanings:

1.1.1 'the Account' means the interest bearing account in the joint names of Shulmans and Hammond Suddards Edge with Lloyds TSB Bank plc (Leeds Branch) under account number 6273010 and sort code 30:00:05 (which is referred to in the Subscription Agreement as "the Blocked Account").

1.1.2    'the Act' means the Law of Property Act 1925;

1.1.3 'Banking Day' means a day, not being a Saturday or Sunday, on which banks are open for the transaction of business in sterling in the City of London;

1.1.4    'the Deposit' means, at any time, all of the following credit balances,
         deposits  (excluding  interest),   in  whatever  currency  denominated,
         namely:

         1.1.4.1 any credit balance and any deposit on the Account as the same may be redesignated or rearranged or, in the case of any deposits, redeposited from time to time; and

         1.1.4.2 any credit balance and any deposit on any separate or suspense account described in clause 6.2 as the same may be redesignated or rearranged or, in the case of any deposit, redeposited from time to time;

1.1.5 'an enforcement event' means the Company being subject to an "Insolvency Event" (as defined in the Subscription Agreement) or the Company failing to pay any part of the Price which is payable in cash to the Mortgagees in accordance with Clause 5 and/or Clause 7 of the Subscription Agreement, or a failure by the Company to comply with clause 2;

1.1.6 `the Escrow Letter' means the escrow letter of today's date entered into between the Company, the Mortgagees, Shulmans Solicitors and Hammond Suddards Edge relating to the Account;

1.1.7 'the Secured Obligations' means all money that now is or at any time after the date of this deed may be or become due, owing or incurred from or by the Company to the Mortgagee in relation to any part of the Price which is payable in cash under or pursuant to the Subscription Agreement

1.1.8 'the Subscription Agreement' means the subscription agreement of even date herewith between (1) Authoriszor Holdings Limited (2) WRDC Limited
         (3) the Mortgagee and (4) the Company relating to WRDC Limited.

1.2      Construction

In this deed:

1.2.1 the contents page and clause headings are included for convenience only and do not affect the construction of this deed;

1.2.2    words denoting the singular include the plural and vice versa; and

1.2.3    words denoting one gender including each gender and all genders.

1.3      Interpretation

In this deed, unless the context otherwise requires or unless otherwise expressly provided, references to:

1.3.1 persons include references to natural persons, firms, partnerships, companies, corporations, associations, organisations, and trusts, in each case whether or not having a separate legal personality;

1.3.2 documents, instruments and agreements, including, without limitation, this deed and any document referred to in this deed, are references to such documents, instruments and agreements as modified, amended, varied, supplemented or novated from time to time;

1.3.3 an 'authorisation' include references to an authorisation, consent, approval, resolution, licence, exemption, filing and registration;

1.3.4 a party to this deed includes references to its successors, transferees and assigns;

1.3.5    clauses are references to clauses of this deed;

1.3.6 statutory provisions are construed as references to those provisions as respectively amended, consolidated, extended or re-enacted from time to time, and to any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

1.3.7 a 'company' includes references to any company, corporation or other body corporate, wherever and however incorporated or established;

1.3.8 a 'regulation' includes references to any regulation, rule, official directive, request or guideline, whether or not having the force of law, of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

1.3.9 'the Secured Obligations' shall be references to all the Secured Obligations and to each and every part of the Secured Obligations and references to any other defined term or noun in the plural number or the collective plural shall be interpreted mutatis mutandis in the same manner.

2        Covenant to pay

The Company shall payto the Mortgagee or otherwise discharge the Secured Obligations when due and payable under the terms of the Subscription Agreement.

3        Restrictions on utilisation of the Account

3.1      Restrictions on withdrawals

Except as expressly permitted by the terms of this deed, the Escrow Letter or the Subscription Agreement, the Company shall not withdraw any sum from the Account and expressly waives any right it may have to do so unless and until the Mortgagee has received payment or the discharge of all the Secured Obligations.

3.2      Negative pledge

The Company shall not, without the prior written consent of the Mortgagee, assign, mortgage, charge, dispose of or otherwise deal with the Deposit or any part of it, except as provided by clause 3.1, or agree to do any such thing.

3.3      Limited nature of consent to withdrawal

If the Mortgagee consents to any withdrawals from the Deposit or any such dealing as is mentioned in clause 3.2, the consent shall not constitute a waiver of any of the Mortgagee's rights or constitute an indication that the Mortgagee will, on any future occasion consent to any further withdrawal from the Account.



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3.4      Form of variation

This clause 3 shall not be varied except by a written agreement signed by the Mortgagee expressed to be made for that purpose.

4        Mortgage

4.1      Assignment

The Company, with full title guarantee, assigns the Deposit and all such rights to the repayment of the Deposit as the Company may have under the terms upon which the Deposit is held, or otherwise howsoever, to the Mortgagee absolutely by way of security for the payment or discharge of the Secured Obligations.

4.2      Re-assignment

If the Company pays and discharges to the satisfaction of the Mortgagee all Secured Obligations in full, then the Mortgagee shall, at the cost and expense and at the request of the Company, but without any representation, recourse, warranty, re-assign the Deposit and all such rights to the repayment of the Deposit to the Company or to whomsoever may be entitled thereto.

5        Continuing security

The security constituted by this deed shall be a continuing security notwithstanding that the Secured Obligations may from time to time reduce or increase and notwithstanding any change in the name style constitution or otherwise of the Company.

6        Enforcement of security

6.1      Application of the Deposit

At any time after the occurrence of an Enforcement Event, the Mortgagee may, without further notice to the Company and without prejudice to any other rights it may have under the general law and without the restrictions contained in section 103 of the Act in respect of all or any part of the Deposit, exercise all the powers or rights that may be conferred on mortgagees by the Act as hereby varied or extended including, without limitation, the rights to apply to the Deposit or any part of it in or towards discharge of the Secured Obligations.

6.2      Credit to suspense account

If the Mortgagee does not so apply the Deposit or any part of it in or towards the discharge of the Secured Obligations, then the Mortgagee may credit the Deposit or any part of it to a separate or suspense account for so long and in such manner as the Mortgagee may determine without any obligation to apply the same or any part of it in or towards discharge of the Secured Obligations.

6.3      Interest on suspense account

Interest shall be paid on any money credited to a separate or suspense account at the rate the Mortgagee is able to obtain from time to time in respect of such money from the bank where such account is held.

6.4      Dividend in gross

Notwithstanding any such payment to the suspense account, in the event of any proceedings in, or analogues to, administration, liquidation, composition or voluntary arrangement, the Mortgagee may prove for and agree to accept any dividend or composition in respect of the whole or any part of such moneys and liabilities and other sums in the same manner as if this security created by this Deed had not been created.

7        Time and indulgence

The Mortgagee may, without any consent from the Company or any person and without affecting this deed, grant time or indulgence to, or compound with, the Company.

8        Failure to take security etc

This Mortgage shall not be affected by any failure by the Mortgagee to take any security or by any invalidity of any other security taken by the Mortgagee in respect of any of the Secured Obligations.

9         Conditional discharge

No assurance, security or payment that may be avoided under any enactment or law in any jurisdiction relating to insolvency and no release, settlement, discharge or arrangement that may have been given or made on the faith of any such assurance, security or payment shall prejudice or affect the right of the Mortgagee to recover under this deed if the assurance, security or payment on the faith of which it was made or given is, at any time thereafter, avoided under any statutory provisions relation to insolvency or otherwise.



10       Miscellaneous

10.1     Non-merger

Nothing contained in this deed shall operate so as to merge or otherwise prejudice or affect:

10.1.1 any bill, note, guarantee, mortgage or other security the Mortgagee may for the time being have for the Secured Obligations or any right or remedy of the Mortgagee under then; or

10.1.2 any right of set-off, combination or consolidation in connection with the accounts and liabilities of the Company exercisable by the Mortgagee,

and the security constituted by clause 4 is in addition to any other security or securities now or hereafter held by the Mortgagee.



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10.2     Consolidation

The restriction on consolidation of securities contained in section 93 of the Act shall not apply to any charge created under this deed.

10.3     Severability

Each of the provisions of this deed shall be severable and distinct from one another and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this deed shall not in any way be affected or impaired thereby.

10.4     Notices and demands

The provisions of clause 11 of the Subscription Agreement shall apply to the service of any notice, demand or other communication under this deed.

11       Governing law and jurisdiction

This deed shall be governed by English law and the Company agrees for the exclusive benefit of the Mortgagee to submit to the jurisdiction of the courts of England, but this deed shall not prejudice the right of the Mortgagee to take proceedings against the Company in any other court of competent jurisdiction.

IN WITNESS whereof the parties have executed this document on a deed the day and year first before mentioned.



EXECUTED (but not delivered         )
until the date hereof) AS           )
A DEED by AUTHORISZOR               )
INC acting by                       )

Director:

Director/Secretary:






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EXECUTED (but not delivered         )
until the date hereof) AS A         )
DEED by GARCIA HANSON               )
in the presence of:                 )

 .............................................

Witness signature


 .............................................

Witness name


Witness address

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 .............................................

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Witness occupation

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EXECUTED (but not delivered         )
until the date hereof) AS A         )
DEED by BRIAN EDMONDSON             )
in the presence of:



 .............................................

Witness signature


 .............................................

Witness name


Witness address

 .............................................

 .............................................

 .............................................

 .............................................

Witness occupation

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